Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of One2One Living Corporation (formerly Jinmimi Network, Inc.), (the “Company”) on Form 10-Q for the period ending September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brian Cohen, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Quarterly Report, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Quarterly Report, fairly presents, in all material respects, the financial condition and results of operations of Jinmimi Network, Inc.

One2One Living Corporation

November 19, 2012	By:	/s/ Brian Cohen
Brian Cohen
President, CEO and Chairman of the Board of Directors